                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                           (Amendment No.           )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            DRESSER INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)
                            DRESSER INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 17, 1994
                             ---------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Dresser Industries, Inc., a Delaware corporation, will be held at the Pavillion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 17, 1994, at 10:00 a.m., for the following purposes:

    1. To elect thirteen Directors to serve for the ensuing year or until their successors are elected and qualified.

    2. To transact any other business as properly may come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business January 25, 1994, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important -- as is the vote of every shareholder -- and the Board of Directors of the Company appreciates the cooperation of shareholders in directing proxies to vote at the meeting.

                                           By order of the Board of Directors

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY
February 7, 1994

                            DRESSER INDUSTRIES, INC.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                                FEBRUARY 7, 1994

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Dresser Industries, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held Thursday, March 17, 1994, at 10:00 a.m. at the Pavillion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas and at any and all adjournments of the meeting.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The close of business January 25, 1994, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At January 25, 1994, the Company had outstanding and entitled to vote at the meeting 175,283,941 shares of Common Stock. Each share entitles the holder to one vote.

    Any shareholder giving a proxy for the meeting may revoke it prior to the voting thereof on any matter (without affecting, however, any vote taken prior to revocation) by written notice to the Secretary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The Company knows of no person or group believed to own beneficially more than 5% of any class of the Company's outstanding voting securities.

    The following table states the number of shares of Common Stock of the Company owned by each current Director and nominee, each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group as of January 3, 1994.

The number of shares beneficially owned by all Directors and executive officers as a group represented less than 1% of the outstanding shares. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

NAMES                                                     NUMBER OF SHARES
- ------------------------------------------------  ---------------------------------
William E. Bradford.............................       97,615  (Note A)
James L. Bryan..................................       70,029  (Note A)
Samuel B. Casey, Jr.............................        6,022
Lawrence S. Eagleburger.........................          870
Rawles Fulgham..................................       16,000
John Gavin......................................        8,822
Ray L. Hunt.....................................      144,025  (Note B)
J. Landis Martin................................      201,911  (Note C)
John J. Murphy..................................      321,388  (Note A)
W. George Nancarrow.............................        9,916
Lionel H. Olmer.................................        7,210
Jay A. Precourt.................................        2,000  (Note C)
A. Kenneth Pye..................................       11,664
Bill D. St. John................................      121,880  (Note A)
Donald C. Vaughn................................       57,865  (Note A)
Richard W. Vieser...............................        4,754
All Directors, Nominees and executive officers
 as a group (23 persons)........................    1,239,297  (Notes A and D)

    The above information does not include contingent stock units credited to accounts in the Company's Deferred Compensation Plan which are considered beneficially owned "derivative securities" for purposes of Section 16 of the Securities Exchange Act of 1934 but not considered beneficially owned for purposes of this proxy statement. At January 15, 1993 a total of 4,012, 72,759, 88,974 and 17,820 stock units were credited to the accounts of Messrs. Bradford, Murphy, St. John and Vaughn, respectively, and 216,641 stock units were credited to the accounts of all executive officers as a group.

    NOTE A: Shares shown include stock options issued under the Company's 1982 Stock Option Plan and 1992 Stock Compensation Plan which are exercisable on or within sixty days after January 3, 1994 to purchase a number of shares of the Company's Common Stock which together with related restricted incentive stock awards under the 1989 Restricted Incentive Stock Plan and 1992 Stock Compensation Plan total 53,887; 59,799; 190,885; 82,881; and 57,115 for Messrs.
Bradford, Bryan, Murphy, St. John and Vaughn, respectively, and 584,439 for  all

Directors and executive officers as a group. Under the Rules of the Securities and Exchange Commission, such shares are considered to be beneficially owned for the purpose of this Proxy Statement. For the purpose of calculating percentage ownership, such shares were also considered to be outstanding.

    NOTE B: Shares shown include 77,427 shares, in which Mr. Hunt disclaims beneficial interest, owned by trusts for the benefit of his children. Mr. Hunt and his wife serve as members of an advisory board for each trust.

    NOTE C: Shares shown are the number acquired upon the conversion of Baroid common stock into 0.4 shares of Common Stock of the Company at the closing on January 21, 1994, of the merger of BCD Acquisition Corporation, a wholly-owned subsidiary of the Company, with Baroid Corporation (the "Merger"). Shares reflected for Mr. Martin are owned directly or indirectly by him. Shares reflected for Mr. Precourt include 1,600 stock options which are exercisable on or within 60 days after January 21, 1994.

    NOTE D: Mr. Paul M. Bryant, Vice President -- Human Resources of the Company, is Trustee of the Company's Stock Purchase Plan which, as of January 25, 1994, owned of record 969,515 shares of Common Stock of the Company. Mr. Bryant disclaims any beneficial ownership of the shares held by him as Trustee for the participants of the Stock Purchase Plan. Under terms of the Plan, the Trustee has discretionary voting authority as to shares allocated to accounts of Participants from whom he does not timely receive voting instructions.

                             ELECTION OF DIRECTORS

    At the meeting, thirteen Directors are to be elected, each to hold office for one year or until a successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted for the election of the thirteen nominees named below. All nominees were previously elected by the shareholders except Messrs. Martin and Precourt who were elected by the Board of Directors effective upon the closing of the Merger on January 21, 1994 pursuant to an amendment of the Company's By-Laws, subject to the consummation of the Merger, adopted by the Board of Directors increasing the number of members of the Board from twelve to fourteen. Under the Board's retirement policy for Directors, Mr. Nancarrow, who recently became 70 years of age, will not stand for re-election as a Director of the Company. Accordingly, the Company's By-Laws have been further amended, effective with the election of Directors at the Annual Meeting of Shareholders, to reduce the number of members of the Board from fourteen to thirteen. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy unless the Board should determine to further reduce the number of Directors pursuant to the By-Laws of the Company.

    The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of Directors. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum for the shareholders meeting and whether nominees have received the vote of a plurality of shares present at the meeting.

    The following includes certain information concerning the nominees furnished by them to the Company.

                                                                                                    YEAR FIRST
                                              BUSINESS EXPERIENCE DURING PAST 5 YEARS AND             ELECTED
            NAME (AGE)                                     OTHER INFORMATION                         DIRECTOR
- -----------------------------------  -------------------------------------------------------------  -----------
William E. Bradford (59)             President of the Company since March 1992; President and             1992
                                      Chief Executive Officer of Dresser-Rand Company, February
                                      1988 - March 1992; Senior Vice President - Operations of the
                                      Company, March 1984 - March 1992. Director, Diamond
                                      Shamrock, Inc.; and Oryx Energy Company.
Samuel B. Casey, Jr. (66)            Chairman of the Board, Dixon Ticonderoga Company,                    1983
                                      manufacturer and marketer of writing products, Vero Beach,
                                      Florida, October 1985 until retirement February 1989.
                                      Director, Dixon Ticonderoga Company; First America
                                      Corporation, INDRESCO Inc.; and Northbrook, Inc., a Division
                                      of JMB, Inc.
Lawrence S. Eagleburger (63)         Senior Foreign Policy Advisor, Baker, Worthington, Crossley,         1993
                                      Stansberry & Woolf since January 1993; United States
                                      Secretary of State, Department of State, December 1992 -
                                      January 1993; Acting Secretary of State, Department of
                                      State, August 1992 - December 1992; Deputy Secretary of
                                      State, Department of State, February 1989 - August

                                                                                                    YEAR FIRST
                                              BUSINESS EXPERIENCE DURING PAST 5 YEARS AND             ELECTED
            NAME (AGE)                                     OTHER INFORMATION                         DIRECTOR
- -----------------------------------  -------------------------------------------------------------  -----------
                                      1992; President, Kissinger Associates, New York, New York,
                                      provider of strategic consulting services to international companies, September 1984 - January 1989. Director,
                                      Jefferson Bankshares; Phillips Petroleum Company; Universal
                                      Corporation.
Rawles Fulgham (66)                  Senior Advisor, Merrill Lynch & Co., Inc., financial                 1975
                                      services, Dallas, Texas, since September 1989; Executive
                                      Director, Merrill Lynch Private Capital, Inc., private
                                      financings, Dallas, Texas, August 1982 - September 1989.
                                      Director, BancTec, Inc.; INDRESCO Inc.; NCH Corporation; and
                                      Republic Financial Services, Inc.
John A. Gavin (62)                   For more than five years, Chairman of the Board and                  1986
                                      President, Gamma Services International, venture capital &
                                      international consulting firm, Los Angeles, California;
                                      Chairman, The Century Council, a nonprofit organization,
                                      since June 1990; President, Univisa Satellite
                                      Communications, a Spanish language international television network, Los Angeles, California, May 1987 - January 1990.
                                      Director, Atlantic Richfield Company; and Pinkerton, Inc..
Ray L. Hunt (50)                     For more than five years, Chairman of the Board and Chief            1984
                                      Executive Officer, Hunt Oil Company, oil and gas exploration and development, Dallas, Texas; Chairman of the Board, Chief
                                      Executive Officer, and President, Hunt Consolidated, Inc.,
                                      Dallas, Texas; Chairman of the Board, Chief Executive
                                      Officer and President, RRH Corporation, Dallas, Texas.
                                      Director, Brinker International, Inc.

                                                                                                    YEAR FIRST
                                              BUSINESS EXPERIENCE DURING PAST 5 YEARS AND             ELECTED
            NAME (AGE)                                     OTHER INFORMATION                         DIRECTOR
- -----------------------------------  -------------------------------------------------------------  -----------
J. Landis Martin (48)                For more than five years, President and Chief Executive              1994
                                      Officer of NL Industries, Inc., a manufacturer and marketer of titanium dioxide pigments and specialty chemicals;
                                      Chairman of the Board of Baroid Corporation, a wholly owned subsidiary of the Company effective January 21, 1994 (and
                                      its predecessor) August 1990 - January 1994; Chief Executive
                                      Officer of Baroid Corporation December 1988 - January 1994;
                                      Chairman of Tremont Corporation, an integrated producer of titanium metals, since August 1990 and Chief Executive
                                      Officer since 1988. Director, NL Industries, Inc.; and
                                      Tremont Corporation.
John J. Murphy (62)                  Chairman of the Board and Chief Executive Officer of the             1982
                                      Company since August 1983; President of the Company, August
                                      1982 - March 1992. Director, PepsiCo Inc.; Kerr-McGee
                                      Corporation; and NationsBank Corporation.
Lionel H. Olmer (59)                 Partner, Paul, Weiss, Rifkind, Wharton & Garrison, law firm,         1986
                                      Washington, D.C., since June 1985.
Jay A. Precourt (56)                 For more than five years, Vice Chairman and Chief Executive          1994
                                      Officer of Tejas Gas Corporation, a natural gas pipeline
                                      company; until December 1988, President of the Energy
                                      Related Group and Senior Executive Vice President of
                                      Hamilton Oil Corporation. Director, Apache Corporation,
                                      Founders Funds, Inc.; Tejas Gas Corporation.
A. Kenneth Pye (62)                  President, Southern Methodist University, Dallas, Texas,             1993
                                      since August 1987. Director, J. C. Penney Company, Inc.

                                                                                                    YEAR FIRST
                                              BUSINESS EXPERIENCE DURING PAST 5 YEARS AND             ELECTED
            NAME (AGE)                                     OTHER INFORMATION                         DIRECTOR
- -----------------------------------  -------------------------------------------------------------  -----------
Bill D. St. John (62)                Vice Chairman of the Company since March 1992; Chief                 1984
                                      Financial Officer since October 1993; Executive Vice
                                      President - Administration of the Company, November 1982 -
                                      March 1992.
Richard W. Vieser (66)               Chairman of the Board, President and Chief Executive Officer,        1989
                                      FL Industries, Inc., electrical equipment and high
                                      efficiency industrial and commercial heating and cooling
                                      equipment, Livingston, New Jersey, June 1985 until
                                      retirement November 1989; Chairman of the Board, President and Chief Executive Officer, Lear Siegler, Inc., Livingston,
                                      New Jersey, March 1987 until retirement November 1989;
                                      Chairman and Chief Executive Officer, FL Aerospace Corp.,
                                      Livingston, New Jersey, September 1986 until retirement
                                      November 1989. Director, Ceridian Corporation (formerly
                                      Control Data Corporation); INDRESCO Inc.; Sybron
                                      Corporation; and Varian Associates, Inc.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

    The Company has standing Audit and Finance, Executive Compensation, Executive and Nominating Committees of the Board of Directors. The Audit and Finance Committee consists of Messrs. Fulgham (Chairman), Casey, Eagleburger, Gavin, Hunt, Martin, Nancarrow, Olmer, Precourt, Pye and Vieser. The functions of the Committee, which held two meetings during fiscal 1993, are to recommend to the Board of Directors independent accountants, whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed, and review and approve the scope of the annual audit activities of the independent accountants and the Company's internal accountants.

    The Executive Compensation Committee is composed of Messrs. Casey (Chairman), Eagleburger, Fulgham, Gavin, Hunt, Martin, Nancarrow, Olmer, Precourt, Pye and Vieser. The Committee, which held four meetings during fiscal 1993, and acted on one occasion by unanimous written consent, reviews and recommends to the Board salaries of officers, reviews the key employees of the Company and recommends to the Board those to be granted options and related restricted incentive stock awards under the Company's 1992 Stock Compensation Plan and administers the Company's Stock Compensation, Stock Option and Restricted Incentive Stock Plans, the Deferred Compensation Plans, the Performance Stock Unit Plan for officers and headquarters staff, the Incentive Stock Unit Plan for operating unit executives, the Incentive Compensation Plan for Officers and Headquarters Staff of the Company and the Long Term Performance and Annual Incentive Plans for Selected Employees of The M. W. Kellogg Company.

    The Executive Committee, consisting of Messrs. Murphy (Chairman), Bradford, Fulgham, Hunt, Nancarrow and St. John, exercises, during the intervals between meetings of the Board of Directors, all powers, except to the extent limited by law, of the Board of Directors. The Executive Committee acted on two occasions by unanimous written consent during fiscal 1993.

    The Nominating Committee, consisting of Messrs. Hunt (Chairman), Casey, Fulgham, Nancarrow, Olmer, and (as a non-voting member) Murphy, searches for and recommends candidates for election as a Director. It will also consider nominees recommended by shareholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Company. The Nominating Committee held one meeting during fiscal 1993.

    During fiscal 1993, there were twelve meetings of the Board of Directors. Attendance at the Board and Committee meetings averaged approximately 93% in 1993, and each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board and of any Committee of which he is a member. A Director who is an employee of the Company receives no fees or remuneration, as such, for services as a member of the Board of Directors or any Committee of the Board. During fiscal 1993, each Director of the Company who was not an employee received an annual retainer equal to $23,000 ($28,000 beginning August 1, 1993) for Board membership, plus $2,500 for each Committee membership, plus $1,000 for service as Chairman of a Committee, plus $1,000 ($1,250 beginning August 1, 1993) for each day on which one or more meetings of the Board of Directors or any Committee thereof was attended. A fee of $350 was paid for meetings attended by telephone conference. In addition, each non-employee Director may be paid a fee of $1,000 for each day on which he is engaged in Company business, other than attendance at meetings of the Board of Directors or any Committee thereof, at the request of the Chairman of the Board. Directors may elect to defer payment of all or a portion of the foregoing fees through a deferred cash or common stock equivalence account.

    In addition, the Company's 1989 Director Retirement Plan provides shares of the Company's common stock in lieu of retirement benefits to members of the Company's Board of Directors who are not also employees. Awards under the Plan consist of grants of shares of the Company's Common Stock in August of each odd-numbered year approximately equal in value to

60% of the annual retainer payable for services as a Director at the end of the period for which the award is made. The Plan was amended in July 1993 to allow Directors to elect to defer awards otherwise payable under the Plan. In fiscal 1993, a total of 12,981 shares were awarded under the Plan, including 1,527 to each of Messrs. Casey, Fulgham, Gavin, Hunt, Nancarrow, Olmer and Vieser. Messrs. Eagleburger and Pye and Mrs. Lillian Edwards, a Director of the Company until March 1992, were each awarded 764 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the merger of BCD Acquisition Corporation, a wholly-owned subsidiary of the company, with Baroid Corporation, Mr. Martin received $1,290,000 from Baroid under an advisory agreement among Baroid, Mr. Martin and other Baroid executives, for services in connection with the merger; and, pursuant to a severance agreement, $1,300,000 in cash, shares of Baroid valued at approximately $616,000 in exchange for the difference in value between the exercise price of Mr. Martin's unvested Baroid stock options and the January 20, 1994, average of the highest and lowest sales prices of Baroid Common Stock; and certain other payments and a continuation of other benefits valued at approximately $347,000 upon termination of his employment from Baroid. If any amount paid to Mr. Martin under the advisory agreement subjects him to federal income tax in respect of such amount, Baroid has agreed to provide a commercially reasonable defense to Mr. Martin and to indemnify him for up to 70% of the excise tax, interest and penalties, plus any federal income or excise taxes imposed because of the indemnification.

    On July 30, 1993, Baroid acquired from Tremont Corporation ("Tremont"), of which Mr. Martin is a director and executive officer, all of the outstanding stock of Bentonite Corporation, a producer of Wyoming bentonite, for $20 million in cash. The Board of Directors of Baroid determined the purchase price in this transaction following negotiations with Tremont, with Mr. Martin not participating in such determination or negotiations.

    Baroid has outstanding approximately $2.4 million and $9.1 million in letters of credit under a bank facility which was established in connection with certain insurance relationships of NL Industries, Inc. ("NL"), of which Mr. Martin is a director and executive officer, and Tremont, respectively. NL and Tremont are obligated to indemnify Baroid for any losses or expenses in respect of these letters of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1993 members of the Executive Compensation Committee of the Company were Messrs. Casey (Chairman), Eagleburger, Fulgham, Gavin, Hunt, Nancarrow, Olmer, Pye and Vieser. Mr. Olmer is a partner in the law firm of Paul, Weiss, Rifkind, Wharton and Garrison, one of a number of firms which the Company engaged in the past year for various legal services.

                                 OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                     INFORMATION ON INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has unanimously reappointed the firm of Price Waterhouse as independent accountants for the 1994 fiscal year. A representative of Price Waterhouse will be present at the Annual Meeting to answer appropriate questions from the shareholders and will be afforded an opportunity to make any statement on behalf of Price Waterhouse that he may desire.

              OTHER INFORMATION FURNISHED PURSUANT TO REGULATIONS
                     OF SECURITIES AND EXCHANGE COMMISSION

                            EXPENSE OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for charges and expenses in forwarding proxies and proxy material to the beneficial owners. Solicitations may further be made by officers and regular employees of the Company, without additional compensation, by use of the mails, telephone, telegraph or by personal calls. The Company has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation at a cost of $9,500 (plus reasonable out-of-pocket expenses).

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 1995 Annual Meeting of Shareholders of the Company must be received no later than October 7, 1994, at the Company's principal executive office, 2001 Ross Avenue, Dallas, Texas 75201, directed to the attention of the Secretary.

                             EXECUTIVE COMPENSATION

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Executive Compensation Committee of the Board of Directors. During 1993 the Committee was increased from seven to nine independent, nonemployee directors. The Committee is committed to a strong, positive link between business, performance, and strategic goals, and compensation and benefit programs.

OVERALL EXECUTIVE COMPENSATION POLICY

    Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

    - Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

    - Directly relating compensation to both Company and individual performance.

    - Ensuring   compensation  levels   that  are   externally  competitive  and
      internally equitable.

    - Encouraging executive stock ownership to enhance a mutuality of interest with other shareholders.

    The Committee considers all elements of compensation when determining individual components of pay. The Committee relies in part on recommendations from the Chairman, Chief Executive Officer, regarding compensation levels for executive officers excluding himself. Following is a description of the elements of Dresser executive compensation and how each relates to the objectives and policy outlined above.

BASE SALARY

    The   Committee  reviews  each  executive   officer's  salary  annually.  In
determining appropriate salary levels, we consider level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

    By design, we strive to pay executives salaries in line with competitive market levels. In defining the competitive market, we include companies in the energy services industry as well as major equipment producers with an average size comparable to the Company. These companies are representative of those with whom the Company competes for executive talent, and are a broader group of companies than those comprising the S & P Oil Well Equipment & Services Index included in the Performance Graph. To provide an additional point of reference, the Committee also reviews available survey data on general industry practices. We review the size-adjusted median (50th percentile) of the competitive market, which serves as a reference point in determining base salary levels.

    We believe maximum performance can be encouraged through the use of appropriate incentive programs. Incentive programs for executives are as follows:

ANNUAL INCENTIVES

    The annual incentive plan emphasizes a positive link between enhanced shareholder value and incentive compensation. Incentive payments under the plan are based solely on achievement of specified levels of Return on Equity, with a threshold level below which no incentives are paid. The Committee believes incentive opportunities are commensurate with the performance required to achieve increasing levels of Return on Equity. Target incentive opportunities are not established for each individual executive. Rather, incentive opportunities, as an increasing percentage of base salary directly related to the level of Return on Equity, are the same for all participants in the plan in order to foster a team based approach. For 1993, the level of Return on Equity led to incentive payments amounting to 59% of base salaries. In addition, in 1993 the Committee made special incentive awards to three executives on the basis of a subjective evaluation of their individual performance.

    Because Return on Equity is used to measure performance, total direct compensation (base salary plus annual incentive) is positively correlated with the performance of the Company. The named executives, as a group, excluding Mr. Murphy whose compensation is discussed later, fall within the median base salary and total direct compensation ranges of the competitive market.

LONG-TERM INCENTIVES

    The Company's long-term compensation philosophy is that long-term incentives should be related to improvement in long-term shareholder value, thereby creating a mutuality of interest with shareholders. In furtherance of this objective, the Company awards to its executive officers Performance Stock Units and stock options usually coupled with restricted stock awards. The objective is to provide a competitive total long-term incentive opportunity, utilizing the market survey data previously described.

    STOCK OPTIONS

    Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation.

    The Stock Option Program is compatible with shareholder interests and encourages executives to hold a long term equity interest. For 1993, target stock option grant levels were established subjectively based on assessment of each executive's scope of responsibilities and level within the organization. Previously granted outstanding options were deducted from target grant levels to determine the 1993 stock option grants. The initial exercise price of the 1993 grants was the average of the high and low trading prices of the Company's common stock on the

New York Stock Exchange on the date of grant. The exercise price will increase on each anniversary of the date of grant by 7.5% of the option price in effect during the immediately preceding year minus $.60, approximating 30 year Treasury Bond yields (decreased by the Company dividend rate) at time of grant. Such options are exercisable in three equal installments beginning six months after date of grant. To encourage increased equity holdings, the Committee's current guidelines call for stock option awards to be granted each January equal to the number of options exercised in the preceding year if the executive who paid the exercise price in cash continues to hold at least one-half of the shares received. If previously-owned shares are used to pay the exercise price, one hundred percent of the shares must be held to be eligible for such grants. The initial exercise price of such grants will be the average of the high and low trading prices of the Company's common stock on the New York Stock Exchange on the date of grant and will increase annually in a manner similar to the 1993 grants. Under terms of the Program, the Committee has full and sole authority to change the guidelines for grant of stock options at any time subject only to the express provisions of the Program.

    RESTRICTED INCENTIVE STOCK AWARDS

    To further encourage executive officers to exercise stock options and hold the stock following exercise, stock option grants to executive officers usually are made in tandem with restricted incentive stock awards. Recipients of Restricted Incentive Stock awards are issued, upon exercise of the related option, one share of restricted stock for every five-option shares exercised which the Committee believes is an appropriate inducement for promoting enhanced equity interest by executives. Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted Incentive Stock is forfeited.

    PERFORMANCE STOCK UNITS

    This program is intended to reward executives when the Company attains preset goals over a period of four years, thus encouraging and rewarding long term planning and performance. Such awards are made every second year. The objective for the four-year period ended October 31, 1993 was to achieve net after tax earnings which average no less than 10% Return on Equity. The objectives for the four-year periods ending October 31, 1995 and 1997 are to achieve, respectively, an average of not less than 12.5% and 15% Return on
Equity. Performance Stock Unit Awards are subjectively based upon each individual executive's responsibilities and level within the organization. Each unit has a maximum value based on the value of the Company's Common Stock at the beginning of the award cycle. Payment is made only if the objective is met and is correspondingly reduced if the value of the Company's Common Stock is lower at the end than at the beginning of the award cycle. In addition, earned awards are paid in installments, 50% at the end of the cycle and 50% one year later, subject to continued employment, except in cases of death, disability, or approved termination of employment, in an effort to retain executives. In fiscal 1993 payments were made representing the remaining one-half of awards earned for the four year cycle ended October 31, 1991. For the four year cycle ending October 31, 1993, the performance criteria was not met, therefore no long term incentive payments will be made for the cycle.

    In lieu of annual incentive and Performance Stock Unit awards referred to above, one executive officer participates in plans of The M.W. Kellogg Company intended to encourage and reward enhanced net earnings. The annual incentive plan provides for an award directly related to the level of net earnings of M.W. Kellogg as defined by the plan. An additional amount directly related to net earnings is deferred. The deferred award also is in lieu of normal pension plan benefits.

RATIONALE FOR CEO COMPENSATION

    Mr. Murphy has been Chairman and CEO of Dresser since 1983. His compensation package has been designed to encourage short and long-term performance in line with the interests of our shareholders. A substantial portion of his compensation is at risk, in the form of performance bonuses, stock options, and restricted stock awards. He is a participant in the incentive plans described above.

    Mr. Murphy's salary was increased $25,000 to $925,000 effective November 1, 1992, and is in the upper quartile of the competitive market. The factors which the Committee considered in determining Mr. Murphy's base salary for fiscal 1993 were his scope of responsibility, experience and individual performance, a subjective evaluation of overall Company performance, and pay practices of other companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The annual incentive paid to Mr. Murphy for fiscal year 1993, determined as explained above, was $545,750, which was equivalent to 59% of his base salary. Mr. Murphy's total direct compensation (base salary plus bonus) is in the third quartile of the competitive market for fiscal 1993.

    In fiscal 1993 Mr. Murphy received a payment equal in value to $272,258, under the Performance Stock Unit Plan, which was paid in combination of stock and cash (in the amount of required tax withholding) representing the remaining one-half of the payment earned for the Company's achieving the objective of 10% average annual Return on Equity for fiscal years 1988 through 1991.

    In 1993 a target stock option grant level of 250,000 was established for Mr. Murphy's position, and he was granted options to purchase 131,000 shares of common stock utilizing the same criteria used to determine grants to other executives.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

    Recently enacted Section 162(m) of the Internal Revenue Code generally limits the corporate deduction to one million dollars for compensation paid to a person who on the last day of fiscal years beginning on or after January 1, 1994 is either the Chief Executive Officer or among the four most highly compensated officers other than the Chief Executive Officer, except for qualified performance-based compensation. Section 162(m) will be applicable to Dresser for the Company's 1995 fiscal year beginning November 1, 1994. The Stock Option Program and the Performance Stock Unit Program currently qualify as performance-based compensation under IRS transition rules. The Incentive Compensation Plan for Officers and Headquarters Staff, The M.W. Kellogg Company Annual Incentive Plan and The M.W. Kellogg Company Long-Term Performance Plan are based on performance measures of Dresser and The M.W. Kellogg Company, respectively, but do not qualify as performance-based under proposed tax regulations. Prior to release of the proposed regulations, the Committee requested a comprehensive review of the Company's compensation plans in fiscal 1994. Following completion of the review, the Committee will take such action as it deems appropriate to qualify compensation paid by the Company as performance-based to the extent practicable.

                        EXECUTIVE COMPENSATION COMMITTEE

Samuel B. Casey             W. George Nancarrow
Lawrence S. Eagleburger     Lionel H. Olmer
Rawles Fulgham              A. Kenneth Pye
John Gavin                  Richard W. Vieser
Ray L. Hunt

    The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           SUMMARY COMPENSATION TABLE

    The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an executive officer of the Company.

                                                                                LONG TERM COMPENSATION
                                                                           ---------------------------------
                                               ANNUAL COMPENSATION
                                        ---------------------------------          AWARDS
                                                                   OTHER   ----------------------   PAYOUTS
                                                                  ANNUAL   RESTRICTED  SECURITIES  ---------
                                                                  COMPEN-    STOCK     UNDERLYING  LONG TERM    ALL OTHER
            NAME AND                     SALARY                   SATION     AWARDS     OPTIONS    INCENTIVE     COMPEN-
       PRINCIPAL POSITION         YEAR     ($)      BONUS ($)     ($)(1)(2)   ($)(3)    /SARS(#)    PAYOUTS   SATION ($)(2)
              (A)                 (B)      (C)         (D)          (E)       (F)         (G)         (H)          (I)
- --------------------------------  ----  ---------  -----------    -------  ----------  ----------  ---------  -------------
John J. Murphy, Chairman and
 Chief Executive Officer          1993  $928,000   $ 545,750      $ -0-    $  33,663     131,000   $272,258   $    -0-
                                  1992   900,000         -0-                     -0-      28,448    289,369
                                  1991   840,000     226,160                     -0-      25,900        -0-
Bill D. St. John, Vice Chairman   1993   496,167     376,180        -0-          -0-      53,000    107,668        -0-
                                  1992   452,004         -0-                     -0-      17,973    115,519
                                  1991   375,000     212,025                   9,735      11,600        -0-
William E. Bradford, President
 and Chief Operating Officer      1993   496,250     378,540        -0-          -0-      13,000        -0-        -0-
                                  1992   426,546     184,000                     -0-      62,075        -0-
Donald C. Vaughn, Senior Vice
 President - Operations,
 Chairman and President - The
 M.W. Kellogg Company             1993   336,739     508,578  (4)   -0-          -0-      55,000        -0-         11     (5)
                                  1992   316,667     218,592                     -0-      10,607        -0-
James L. Bryan, Vice President -
 Operations                       1993   273,208     164,610        -0-          -0-      51,000        -0-        -0-
                                  1992   260,992         -0-                     -0-       9,016        -0-
                                  1991   246,250     113,080                     -0-       7,900        -0-

- ------------------------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.
(2) In accordance with the rules of the Securities and Exchange Commission, information with respect to fiscal years 1991 and 1992 is omitted.
(3) Since 1989 Restricted Incentive Stock ("RIS") Awards have been coupled with most stock option grants to officers of the Company. Recipients of Restricted Incentive Stock Awards

      are issued, upon the exercise of the related option, one share of Restricted Incentive Stock for every five option shares exercised.
      Provided the related option shares are held on that date, restrictions on Restricted Incentive Stock lapse on the third anniversary of the date of issue or, if earlier, upon termination of employment by reason of death, disability or approved retirement. If the related option shares are sold or otherwise transferred prior to lapse of restrictions, the Restricted
      Incentive Stock is forfeited. Restricted stock awards shown in the table represent Restricted Incentive Stock issued upon exercise of related stock options and are valued at the closing price of the Company's unrestricted stock on the New York Stock Exchange on the date of issue. Dividend and voting rights of such stock are the same as all other shares of the Company's outstanding Common Stock. At the end of the last completed fiscal year, the number and value (at the closing price of the Company's unrestricted stock on the New York Stock Exchange on October 30, 1993, the last trading day of the Company's fiscal year) of the aggregate restricted stock holdings of the named individuals were 1,444 ($31,046) and 440
      ($9,460) for Messrs. Murphy and St. John, respectively.
(4) Includes $254,289 non-elective deferral under terms of an unfunded plan in lieu of normal pension benefits which provides for vesting in one-third of the award on each of the crediting date and the next two anniversaries thereof. The plan generally provides for payment of vested benefits in a lump sum or ten equal annual installments following retirement, death or termination of employment. However, the Executive Compensation Committee has discretion to distribute all or a portion of vested benefits in certain emergencies, to fully vest all benefits upon death, disability and termination of employment other than resignation or termination for cause, and all benefits may be forfeited under certain circumstances, all as defined in the plan.
(5)   Company contribution to a defined contribution pension plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table shows all individual grants of stock options under the Company's 1992 Stock Compensation Plan to the named executive officers of the Company during the fiscal year ended October 31, 1993.

                                              PERCENT OF                            POTENTIAL REALIZABLE
                                 NUMBER OF       TOTAL                                VALUE AT ASSUMED
                                 SECURITIES   OPTIONS/SARS                          ANNUAL RATES OF STOCK
                                 UNDERLYING   GRANTED TO                             PRICE APPRECIATION
                                OPTIONS/SARS   EMPLOYEES   EXERCISE OR               FOR OPTION TERM (4)
                                  GRANTED      IN FISCAL   BASE PRICE   EXPIRATION  ---------------------
             NAME                 (#)(1,2)      YEAR(2)     ($/SH)(3)      DATE        5%         10%
             (A)                    (B)           (C)          (D)         (E)         (F)        (G)
- ------------------------------  ------------  -----------  -----------  ----------  ---------  ----------
J. J. Murphy..................     43,666         3.8      $   17.375   1/20/2003   $ 477,979  $1,206,328
                                   43,667         3.8           18.08   1/20/2003     447,205   1,175,570
                                   43,667         3.8           18.84   1/20/2003     414,018   1,142,383
B. D. St. John................     17,666         1.5          17.375   1/20/2003     193,376     488,045
                                   17,667         1.5           18.08   1/20/2003     180,932     475,618
                                   17,667         1.5           18.84   1/20/2003     167,505     462,191
W. E. Bradford................      4,333         0.3          17.375   1/20/2003      47,430     119,705
                                    4,333         0.3           18.08   1/20/2003      44,375     116,650
                                    4,333         0.3           18.84   1/20/2003      41,092     113,383
D. C. Vaughn..................     18,333         1.6          17.375   1/20/2003     200,678     506,472
                                   18,333         1.6           18.08   1/20/2003     187,753     493,547
                                   18,334         1.6           18.84   1/20/2003     173,829     479,640
J. L. Bryan...................     17,000         1.5          17.375   1/20/2003     186,086     469,646
                                   17,000         1.5           18.08   1/20/2003     174,101     457,661
                                   17,000         1.5           18.84   1/20/2003     161,181     444,741

- ------------------------
(1) Stock options are shown at the price and in the sequence they first become exercisable, respectively: July 22, 1993; January 21, 1994; and January 21, 1995. Terms of the Plan allow acceleration of exercisability of stock options and lapse of restrictions on restricted Incentive Stock in circumstances described on pages 22-23. Stock Options granted were coupled with a total of 26,200; 10,600; 2,600; 11,000; and 10,200 Restricted
      Incentive Stock ("RIS") Awards to Messrs. Murphy, St. John, Bradford, Vaughn and Bryan, respectively. Recipients of RIS Awards will be issued, upon the exercise of the related option, one share of restricted stock for every five option shares exercised. Provisions for lapse of restrictions are described in Note 3 to the Summary Compensation Table. Guidelines currently used by the Executive Compensation Committee for grant of subsequent options are described on pages 12-13.

(2)   Prior  to 1992 stock options were granted to executive officers usually in tandem with SARs, such that the exercise of one option in the  combination resulted  in the  surrender of corresponding  rights to  the other related option or  options in  the  combination. In  April  1991 holders  of  SARs including all executive officers entered into an agreement with the Compa-
      ny  pursuant  to which  all outstanding  SARs  previously granted  to such persons were  cancelled.  No subsequent  SARs  have been  granted  to  any executive officer.
(3)   The  initial exercise  price of $17.375  for the first  tranche of options granted in 1993 is the average of  the high and low trading prices of  the
      Company's  Common Stock prices on the New  York Stock Exchange on the date of grant. The  exercise price will  increase on each  anniversary of  such date  by 7.5% of the option price in effect during the immediate preceding year minus $.60, approximating 30 year Treasury Bond yields (decreased  by the Company dividend rate) at time of grant.
(4)   As  required by rules  of the Securities  and Exchange Commission ("SEC"), potential values stated are  based on the  prescribed assumption that  the
      Company's  Common Stock will appreciate in value from the date of grant to the end  of  the  option term  (ten  years  from the  date  of  grant)  at annualized  rates  of 5%  and 10%  (total appreciation  of 63%  and 159%),
      respectively,  and  therefore   are  not  intended   to  forecast   future
      appreciation,  if any,  in the  price of  the Company's  Common Stock. The total of  all  stock options  granted  to employees,  including  executive officers, during fiscal 1993 was less than 0.84% of total shares outstand-
      ing  during the year. Accordingly, the  potential realizable value of such options for all optionees  under the prescribed  assumptions is less  than
      0.84%  of the potential realizable value  of all shareholders for the same period under  the  same assumptions.  As  an alternative  to  the  assumed potential realizable values stated in Columns (f) and (g), SEC rules would permit  stating the present  value of such  options at the  date of grant.
      Methods of computing present value suggested by different authorities  can produce  significantly  different results.  Moreover, since  stock options granted by  the  Company are  not  transferrable, there  is  no  objective criteria  by  which  any computation  of  present value  can  be verified.
      Consequently, the  Company's  management  does  not  believe  there  is  a reliable method of computing the present value of such stock options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

    The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

                                                                                  NUMBER OF
                                                                                 SECURITIES
                                                                                 UNDERLYING      VALUE OF
                                                                                 UNEXERCISED    UNEXERCISED
                                                                                   OPTIONS     IN-THE-MONEY
                                                                                  /SARS AT      OPTIONS AT
                                                                                 FISCAL YEAR    FISCAL YEAR
                                                        SHARES                     END (#)      END ($)(1)
                                                     ACQUIRED ON      VALUE     EXERCISABLE/   EXERCISABLE/
                       NAME                          EXERCISE (#)  REALIZED ($) UNEXERCISABLE  UNEXERCISABLE
                        (A)                              (B)           (C)           (D)            (E)
- ---------------------------------------------------  ------------  -----------  -------------  -------------
J. J. Murphy.......................................     22,062(2)   $ 205,491        96,766/    $  314,741/
                                                                                     131,270        332,896
B. D. St. John.....................................        -0-            -0-        42,907/       139,527/
                                                                                      57,166        136,014
W. E. Bradford.....................................      6,600         41,456        37,851/        65,545/
                                                                                      61,924        107,373
D. C. Vaughn.......................................        -0-            -0-        25,534/        85,048/
                                                                                      49,173        128,682
J. L. Bryan........................................        -0-            -0-        28,754/        78,310/
                                                                                      46,562        116,428

- ------------------------
(1) Values stated are based on the closing price of $21.50 per share of the Company's Common Stock on the New York Stock Exchange on October 29, 1993, the last trading day of the fiscal year.
(2) Under current guidelines (described on pages 12-13) used by the Company's Executive Compensation Committee for the grant of stock options beginning January 20, 1993, on January 20, 1994, Mr. Murphy was granted options to purchase 22,062 shares of the Company's Common Stock coupled with 4,412 RIS Awards.

                            DRESSER RETIREMENT PLANS

    The estimated total annual retirement benefits payable under defined benefit pension plans in which Messrs. Murphy, St. John, Bradford and Bryan participate are set forth below. The chart illustrates benefits accrued to October 31, 1993.

                               PENSION PLAN TABLE

REMUNERATION*                               15           20           25            30             35
- --------------------------------------  -----------  -----------  -----------  -------------  -------------
$ 300,000.............................  $    77,077  $   105,972  $   134,867  $     163,761  $     192,656
  450,000.............................      117,127      161,021      204,916        248,811        292,706
  600,000.............................      157,177      216,071      274,966        333,861        392,756
  750,000.............................      197,227      271,121      345,016        418,911        492,806
  900,000.............................      237,276      326,171      415,066        503,961        592,856
 1,050,000............................      277,326      381,221      485,116        589,011        692,906
 1,200,000............................      317,377      436,271      555,166        674,061        792,956
 1,350,000............................      357,427      491,321      625,216        759,111        893,006
 1,500,000............................      397,476      546,371      695,266        844,161        993,056
 1,650,000............................      437,527      601,421      765,316        929,211      1,093,106
 1,800,000............................      477,577      656,471      835,366      1,014,261      1,193,156

- ------------------------
* As of October 31, 1993, assuming attained age 65.

    Less than 10% of the amounts shown in columns (c) and (d) of the Summary Compensation Table for each of the named individuals (except Mr. Vaughn who is not a participant in the Company's defined benefit plans) is excluded in determining benefits. Years of credited service used in determining benefits for the individuals named in the Summary Compensation Table are as follows: Mr. Murphy 35 years, Mr. St. John 33.16 years, Mr. Bradford 30.25 years, and Mr. Bryan 33 years. Benefits are computed as straight-life annuity amounts which may be paid in various forms. Amounts shown in the preceding Pension Plan Table reflect a deduction for estimated Social Security benefits and are not subject to further deduction for Social Security or other offset amounts.

    The covered compensation, years of credited service and estimated total annual retirement benefits payable to Mr. Vaughn at age 65 under defined benefit pension plans are set forth below. Covered compensation differs more than 10% from amounts shown in columns (c) and (d) of the Summary Compensation Table because the Plans were frozen several years ago.

                               PENSION PLAN TABLE

                                                          YEARS OF CREDITED
                                                               SERVICE
                                                       -----------------------
REMUNERATION                                                     30
- -----------------------------------------------------  -----------------------
$230,000.............................................        $    67,513

    Benefits are computed as a straight-life annuity which may be paid in various forms and is not subject to any deduction for Social Security or other offset amounts.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

    Prior to 1984, the Company entered into severance compensation agreements with certain key employees. All rights under such agreements were relinquished by the individual holders early in fiscal 1993. Such agreements were in effect until relinquished in fiscal 1993 for Messrs. Murphy, St. John. Bradford and Bryan. The severance agreements, which were designed to retain the employees and provide for continuity of management in the event of an actual or threatened change in control of the Company (as defined in the severance agreements), provided that in the event of a change in control of the Company, each such key employee would have specific rights and receive certain benefits if, after such change in control, either the employee's employment were terminated by the Company without "cause" (as defined in the agreement) or the employee were to terminate his employment for "good reason" (as defined in the agreement). In such circumstances the compensation, which the employee would be entitled to receive, included the following: (a) his full base salary through the date of termination at the rate in effect at the time of termination plus an amount equal to the incentive compensation, if any, allocated to the employee for the fiscal year prior to the date of termination pro rated for the period from the end of the last fiscal year to the date of termination and (b) in lieu of further salary payments, an amount equal to the employee's annual base salary at the rate in effect on the day of termination plus the amount, if any, awarded to the employee under the incentive compensation plan in which he participated for the fiscal year prior to termination (but not less than the employee's total annual compensation for the fiscal year immediately prior to the change in control) multiplied by three. Upon termination of employment, the employee would also be entitled to all benefits under all of the benefit plans of the Company in effect on the date of his termination and certain additional retirement benefits.

    Pursuant to the 1992 Stock Compensation and 1982 Stock Option Plans, in the case of an impending merger, reorganization, or liquidation of the Company, or of a sale of substantially all of its business or property, the Board may at its discretion and without shareholder approval, declare some or all outstanding Options to be immediately exercisable in full (except for required abatements in the case of combinations of Options), without regard for prescribed waiting periods contained in said Options.

    Pursuant to the 1992 Stock Compensation and 1989 Restricted Incentive Stock Plans, in the event of a change in control of the Company without approval of the majority of members of the Board of Directors in office immediately prior to the event, all restrictions on outstanding Restricted Stock shall immediately lapse if the related Option Shares have not been disposed of prior to such change in control.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities and Exchange Act of 1934 requires Directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity and derivative securities.

    A report on Form 4 filed in October 1993 by Mr. Casey with respect to shares of the Company's Common Stock acquired pursuant to the Dresser Industries, Inc. 1989 Director Retirement Plan was late, and a report on Form 5 filed in December 1993 by Mr. Willey with respect to a sale of a fractional share of the Company's Common Stock held in trust for his children was late. A Form 3 for the same trust was also filed late. However, identical information had previously been reported on Mr. Willey's individual Form 4 in his role as Co-Trustee.

                               PERFORMANCE GRAPH

    The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

    The graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (as measured by dividing: (i) the sum of: (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and treating as a special dividend the distribution on August 21, 1992 of one share of 25 CENTS par value common stock of INDRESCO Inc. for each five shares of the Company's issued and outstanding Common Stock held of record August 7, 1992 and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by
(ii) the share price at the beginning of the measurement period) with the cumulative total return assuming reinvestment of dividends of (1) the S&P 500 Index and (2) the S&P Oil Well Equipment & Service Index.

                                                                                                 S&P-R- Oil Well
                                                                         Dresser                    Equip. &
                                                                       Industries   S&P 500-R-   Services Index
                                                                       -----------  -----------  ---------------
October 1988.........................................................   $     100    $     100      $     100
January 1989.........................................................   $     119    $     108      $     111
April 1989...........................................................   $     140    $     113      $     124
July 1989............................................................   $     158    $     127      $     138
October 1989.........................................................   $     147    $     126      $     140
January 1990.........................................................   $     157    $     123      $     156
April 1990...........................................................   $     178    $     125      $     167
July 1990............................................................   $     195    $     136      $     211
October 1990.........................................................   $     135    $     117      $     175
January 1991.........................................................   $     175    $     134      $     182
April 1991...........................................................   $     172    $     147      $     189
July 1991............................................................   $     170    $     153      $     199
October 1991.........................................................   $     159    $     156      $     192
January 1992.........................................................   $     151    $     164      $     164
April 1992...........................................................   $     174    $     168      $     174
July 1992............................................................   $     168    $     173      $     187
October 1992.........................................................   $     163    $     172      $     182
January 1993.........................................................   $     159    $     181      $     171
April 1993...........................................................   $     182    $     183      $     201
July 1993............................................................   $     214    $     188      $     206
October 1993.........................................................   $     189    $     197      $     192

- ------------------------
Source: Georgeson and Company

    The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                           REBECCA R. MORRIS
                                           VICE PRESIDENT -- CORPORATE COUNSEL
                                            AND SECRETARY

February 7, 1994

                                                --------------------------------

                                                --------------------------------

                                                 NOTICE OF ANNUAL MEETING
                                                      OF SHAREHOLDERS
                                                        TO BE HELD
                                                      MARCH 17, 1994
                                                            AND
                                                      PROXY STATEMENT

                                                          [LOGO]

                                                    DRESSER INDUSTRIES, INC.
                                                        2001 ROSS AVENUE
                                                      DALLAS, TEXAS 75201

                                                --------------------------------

                                                --------------------------------

CONFIDENTIAL PROXY VOTING INSTRUCTION CARD

                            DRESSER INDUSTRIES, INC.
                     VOTING INSTRUCTIONS FOR PROXY SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 17, 1994

The undersigned hereby instructs Merrill Lynch Trust Company as Trustee of the Savings Plan for Employees of NL Industries (the "Plan") to represent and to vote, as designated below, all the shares of Common Stock ("Common Stock") of Dresser Industries, Inc. ("Dresser") credited to the Plan account of the undersigned on January 25, 1994 at the Annual Meeting of Shareholders of Dresser to be held at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 17, 1994 at 10:00 a.m. (local time), and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS

                                    (continued and to be signed on reverse side)

Your shares of Common Stock, when this instruction card is properly executed and timely received by the Trustee, will be voted in the manner directed herein. If no direction is made, your shares will not be voted by the Trustee.

     (1)  ELECTION OF DIRECTORS:

          Nominees: W. Bradford, S. Casey, L. Eagleburger, R. Fulgham, J. Gavin,
          R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, K. Pye,
          B. St. John and R. Vieser.

          / / FOR all Nominees     / / VOTE WITHHELD from all nominees.

          To withhold authority to vote for one or more individual nominees, write the nominee name(s) in the space provided below.

          --------------------------------------------------------------------
Signature(s)___________________________________   Date________________________
             Please sign exactly as name appears
             above. Joint owners should each sign.
             When signing as attorney, executor,
             administrator, trustee or guardian,
             please give full title as such.

CONFIDENTIAL PROXY VOTING INSTRUCTION CARD

                            DRESSER INDUSTRIES, INC.
                     VOTING INSTRUCTIONS FOR PROXY SOLICITED
                       ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 17, 1994

The undersigned hereby instructs Merrill Lynch Trust Company as Trustee of the Savings Plan for Employees of Baroid Corporation (the "Plan") to represent and to vote, as designated below, all of the shares of Common Stock ("Common Stock") of Dresser Industries, Inc. ("Dresser") credited to the Plan account of the undersigned on January 25, 1994 at the Annual Meeting of Shareholders of Dresser to be held at the Pavilion at Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas on Thursday, March 17, 1994 at 10:00 a.m. (local time), and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" DIRECTORS

                                    (continued and to be signed on reverse side)

Your shares of Common Stock, when this instruction card is properly executed and timely received by the Trustee, will be voted in the manner directed herein. If no direction is made, your shares will be voted FOR Directors.

     (1)  ELECTION OF DIRECTORS:

          Nominees: W. Bradford, S. Casey, L. Eagleburger, R. Fulgham, J. Gavin,
          R. Hunt, L. Martin, J. Murphy, L. Olmer, J. Precourt, K. Pye,
          B. St. John and R. Vieser.

          / / FOR all Nominees     / / VOTE WITHHELD from all nominees.

          To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

          --------------------------------------------------------------------
Signature(s)___________________________________   Date________________________
             Please sign exactly as name appears
             above. Joint owners should each sign.
             When signing as attorney, executor,
             administrator, trustee or guardian,
             please give full title as such.

                         DRESSER INDUSTRIES, INC.

         The Board of Directors recommends a vote "FOR" Directors

1. ELECTION OF DIRECTORS:

Nominees: W. Bradford, S. Casey, L. Eagleburger, R. Fulgham, J. Gavin, R. Hunt,
          L. Martin, J. Murphy, K. Pye, L. Olmer, J. Precourt, B. St. John and R. Vieser.

          / / FOR all nominees        / / VOTE WITHHELD from all nominees

To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

_______________________________________

                                       DATED ___________________________, 1994

                                       _______________________________________
                                                     Signature

                                       ________________________________________
                                                     Signature

                                       Please sign your name as it appears
                                       hereon. Joint owners should each sign.
                                       Executors, administrators, trustees,
                                       etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE

- ------------------------------------------------------------------------------

                           DRESSER INDUSTRIES, INC.

         This proxy is Solicited on Behalf of the Board of Directors

   JOHN J. MURPHY, BILL D. ST. JOHN AND WILLIAM E. BRADFORD, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Dresser Industries, Inc., to be held in the Pavilion at Trammell Crow Center, 2001 Ross Ave., Dallas, Texas, on March 17, 1994 at 10:00 a.m., and to vote the number of shares which the undersigned would be entitled to vote if personally present on all matters properly coming before the meeting or any adjournment thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

To vote in accordance with the Board of Directors' recommendation, just sign the reverse side; no boxes need to be checked.

This proxy will be voted as you direct; in the absence of such direction, it will be voted "FOR" all nominees.

                                                                       (over)

                                  DRESSER LOGO

       DRESSER INDUSTRIES, INC. - 2001 ROSS AVENUE - DALLAS, TEXAS 75201
                         EXECUTIVE OFFICES 214/740-6000

February 7, 1994
TO THE FORMER STOCKHOLDERS OF
BAROID CORPORATION

    We are pleased to advise you that, following the approval by the stockholders of Baroid Corporation ("Baroid") and Dresser Industries, Inc. ("Dresser"), the merger of BCD Acquisition Corporation, a wholly-owned subsidiary of Dresser, into Baroid became effective January 21, 1994.

    As a result of the merger, Baroid became a wholly-owned subsidiary of Dresser, and each of your shares of Baroid has been converted into the right to receive 0.4 shares of Dresser Common Stock. We will forward by February 11, 1994 detailed instructions for exchanging your shares of Baroid Common Stock for Dresser Common Stock.

    Although you will not yet have exchanged your shares of Baroid Common Stock for Dresser Common Stock, you were as a result of the merger a shareholder of Dresser on January 25, 1994, the record date for determining shareholders entitled to receive Notice of and vote at the Annual Meeting of Shareholders of Dresser to be held March 17, 1994. Accordingly, enclosed is a proxy card, Notice of Annual Meeting and Proxy Statement for Dresser's Annual Meeting of Shareholders. PLEASE REVIEW THE PROXY STATEMENT, MARK YOUR VOTE ON THE SPECIFIED AGENDA ITEM, SIGN THE CARD AS YOUR NAME APPEARS THEREON, AND RETURN THE CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

    Once again, it is a pleasure to welcome you as a shareholder of Dresser. We remain committed to continually enhancing shareholder value.

Sincerely,

John J. Murphy
Chairman of the Board and
Chief Executive Officer